Exhibit 10.1

[FORM OF]
SUBSCRIPTION AGREEMENT

LIV Capital Acquisition Corp.

Torre Virreyes
Pedregal No. 24, Piso 6-601
Col. Molino del Rey
México, CDMX, 11040

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between LIV Capital Acquisition Corp., a Cayman Islands exempted company (including any successor thereto pursuant to the terms of the Transaction Agreement, “LIVK”), and AgileThought, Inc., a Delaware corporation (“AT”), pursuant to the Agreement and Plan of Merger (the “Transaction Agreement”) to be entered into between LIVK and AT, LIVK is seeking commitments from interested investors to purchase shares of common stock of LIVK (following the domestication of LIVK to Delaware in connection with the Transaction) (the “Shares”), for a purchase price of $10.00 per share. The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” Prior to Closing, LIVK has entered and plans to enter into subscription agreements (the “Other Subscription Agreements”) with certain other investors (“Other Investors”), pursuant to which such other investors have agreed, or could agree, to purchase on the Closing Date (as defined below), not including the Shares subscribed for by the Investor, an aggregate amount of not less than [_________________] Shares, at a price of $10.00 per Share.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and LIVK agree as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from LIVK such number of Shares as is set forth on the signature page of this Subscription Agreement on the terms provided for herein. The Investor understands and agrees that this subscription (i) is irrevocable, and (ii) may be accepted or rejected by LIVK for any reason or for no reason, in whole or in part, at any time prior to its acceptance by LIVK, and the undersigned’s subscription for the Shares shall be deemed to be accepted by LIVK only when this Subscription Agreement is signed by a duly authorized person by or on behalf of LIVK. Notwithstanding the foregoing or anything to the contrary in Section 9 below, in the event that the Transaction Agreement is validly terminated in accordance with its terms, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to LIVK in connection herewith shall immediately be returned to the Investor.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and immediately prior to the consummation of, the Transaction (it being understood that, subject to the foregoing, such sale of the Shares shall occur after the domestication of LIVK to Delaware). Upon (i) satisfaction or waiver of the conditions set forth in Section 3 below and (ii) delivery of written notice from (or on behalf of) LIVK to the Investor (the “Closing Notice”), that LIVK reasonably expects the closing of the Transaction to occur on a specified date that is not less than four (4) business days after the date on which the Closing Notice is delivered to the Investor (the “Closing Date”), the Investor shall deliver to LIVK, not less than two (2) business days prior to the Closing Date, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by LIVK in the Closing Notice, to be held in escrow until the Closing. On the Closing Date, LIVK shall issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor on LIVK’s share register, and the Subscription Amount shall be released from escrow automatically and without further action by LIVK or the Investor. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) all conditions precedent to the closing of the Transaction in Article 10 of the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction), and the Transaction will be consummated substantially concurrently with the closing of the purchase and sale of the Shares.

b. The obligation of LIVK to consummate the purchase and sale of the Shares at the Closing pursuant to this Subscription Agreement shall be subject to the satisfaction or valid waiver by LIVK of the additional conditions that:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date; and

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

c.   The obligation of the Investor to consummate the purchase and sale of the Shares at the Closing pursuant to this Subscription Agreement shall be subject to the satisfaction or valid waiver by the Investor of the additional conditions that:

(i) all representations and warranties of LIVK contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by LIVK of each of the representations, warranties, covenants and agreements of LIVK contained in this Subscription Agreement as of the Closing Date;

(ii) LIVK shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii) this Agreement and the Other Subscription Agreements shall have resulted in an aggregate PIPE investment of $40,000,000, prior to the Closing. Of such aggregate purchase price, (A) at least $20,000,000 shall have been funded by funds affiliated with LIVK, in connection with the purchase and sale of 2,000,000 shares of AT’s preferred stock, at a purchase price of $10.00 per share, which shall convert into shares of LIVK’s common stock on a one-for-one basis in connection with the Transaction, (B) at least $[__________] shall be from Investor, and (C) at least $[__________] shall be from other third parties (other than the Investor).

4. Further Assurances. At and following the Closing, LIVK and the Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. LIVK Representations and Warranties. LIVK represents and warrants to the Investor that:

a. LIVK has been duly organized as an exempted company with limited liability and is in good standing with the Registrar of Companies under the laws of the Cayman Islands and, at the time of the Closing, shall be duly organized as a Delaware corporation and be in good standing under the laws of the state of Delaware, in each case with organizational power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under LIVK’s certificate of incorporation or bylaws (as in effect as of the Closing).

c. This Subscription Agreement has been duly authorized, executed and delivered by LIVK and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against LIVK in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the compliance by LIVK with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of LIVK or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which LIVK or any of its subsidiaries is a party or by which LIVK or any of its subsidiaries is bound or to which any of the property or assets of LIVK is subject that would reasonably be expected to have a material adverse effect on the legal authority of LIVK to enter into and perform its obligations under this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of LIVK; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over LIVK or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of LIVK to comply in all material respects with this Subscription Agreement.

e. Prior to the domestication of LIVK to Delaware, assuming a total PIPE investment of $40.0 million in connection with the Transaction Agreement (including, for the avoidance of doubt, $20.0 million of such aggregate amount which shall have been funded by LIV Mexico Growth Fund IV, L.P. or affiliates thereof prior to such Closing Date), the authorized capital stock of LIVK shall consist of (i) 200,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), and (ii) 20,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”). As of the date hereof and immediately prior to the domestication of LIVK to Delaware in connection with the Transaction, (i) the issued and outstanding shares of LIVK shall consist of exclusively 8,050,000 Class A Shares; and (ii) there shall be 191,950,000 Class A Shares reserved for issuance upon exercise of outstanding warrants. As of the date hereof and as of the Closing Date, except as set forth above pursuant to the organizational documents of LIVK, the Other Subscription Agreements, and any promissory notes that may be issued by LIVK’s sponsor to LIVK for working capital purposes, and other than as contemplated by the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from LIVK any equity interests in LIVK, or securities convertible into or exchangeable or exercisable for such equity interests.

f. As of the date hereof and as of the Closing Date, LIVK has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. As of the date hereof and as of the Closing Date, there are no stockholder agreements, voting trusts or other agreements or understandings to which LIVK is a party or by which it is bound relating to the voting of any securities of LIVK, other than (A) as set forth in LIVK’s filings with the U.S. Securities and Exchange Commission (the “SEC”), together with any amendments, restatements or supplements thereto (the “SEC Documents”) and (B) as contemplated by the Transaction Agreement. Except as disclosed in the SEC Documents, LIVK had no outstanding indebtedness for borrowed money and will not have any outstanding long-term indebtedness for borrowed money as of immediately prior to the Closing.

g. Neither LIVK, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any LIVK security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by LIVK on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

h. The Other Subscription Agreements have not been and shall not be amended or modified in any material respect following the date of this Subscription Agreement.

i. As of the date hereof, there are no pending or, to the knowledge of LIVK, threatened, litigation, action or proceeding which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse effect (as defined below). As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the LIVK, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes herein, “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of LIVK, or (b) the ability of the LIVK to consummate the Transactions or the transactions contemplated herein on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the LIVK operates; (iii) any change, effect or circumstance resulting from an action required or permitted by the Transaction Agreement or this Subscription Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that (x) any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on LIVK compared to other participants in the industries in which LIVK conducts its business and (y) LIVK’s ongoing review of the implications of the SEC’s issuance of the Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, made on April 12, 2021, and any actions taken by LIVK in connection with such review or statement, shall be deemed not to be a Material Adverse Effect within the meaning of the foregoing definition.

j.    LIVK is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Material Adverse Effect. LIVK has not received any written communication from a governmental entity that alleges that LIVK is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

k. LIVK is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by LIVK of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the any securities exchange, and (iv) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6. Investor Representations and Warranties. The Investor represents and warrants to LIVK that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b. The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to LIVK or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry positions representing the Shares shall contain a restrictive legend to such effect; as a result the Investor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

c. The Investor understands and agrees that the Investor is purchasing the Shares from LIVK. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by LIVK, AT or any of their respective affiliates, officers or directors, expressly or by implication, other than, in the case of LIVK, those representations, warranties, covenants and agreements included in the Subscription Agreement.

d. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to AT, LIVK, the Transaction and the business of AT. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed LIVK’s filings with the SEC. The Investor also acknowledges and agrees that the Investor has received information related to certain “disqualifying events” under Section 506(d) of the Securities Act. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

e. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and LIVK, AT or a representative of LIVK or AT or by means of contact from EarlyBirdCapital, Inc., or any of their affiliates (collectively, the “Placement Agent”), and the Shares were offered to the Investor solely by direct contact between the Investor and LIVK, AT or a representative of LIVK or AT or by contact between the Investor and the Placement Agent. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, AT, LIVK, the Placement Agent or its respective affiliates or any of its or their control persons, officers, directors, employees or representatives), other than the representations and warranties of LIVK contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in LIVK. The Investor further acknowledges that the Placement Agent has not made, do not make and shall not be deemed to make any express or implied representation or warranty with respect to LIVK, AT, this offering or the Transaction.

f. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in LIVK’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

g. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in LIVK. The Investor acknowledges specifically that a possibility of total loss exists.

h. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of its affiliates or any of their control persons, officers, directors, employees or representatives concerning AT, LIVK, the Transaction, the Transaction Agreement, the Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

i. The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

j. The Investor, if not a natural person, has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

k. In the case of an Investor that is not a natural person, the execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

l. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

m. No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares.

n. The Placement Agent and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to LIVK or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by LIVK.

o. In connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary and the Investor has exercised independent judgment in evaluating its participation in the purchase of the Shares.

p. The Investor has or has commitments to have, and at the Closing will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares when required pursuant to this Subscription Agreement.

q. The Investor represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

r. If the Investor is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Investor represents and warrants that neither LIVK, nor any of its respective affiliates (the “Investor Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Investor Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

s. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Investor with the SEC with respect to the beneficial ownership of the LIVK’s Shares prior to the date hereof, the Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the LIVK (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

t. To its knowledge, the Investor will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in LIVK as a result of the purchase and sale of Shares hereunder.

u. The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to LIVK.

7. Registration Rights

a. In the event that the Shares are not registered for resale by the Investor in connection with the consummation of the Transaction, LIVK agrees that, as soon as reasonably practicable (but in any case no later than thirty (30) calendar days after the consummation of the Transaction), it will file with the SEC (at its sole cost and expense) a registration statement registering such resales (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. LIVK agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the fourth anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that may be sold. The Investor agrees to disclose its ownership to LIVK upon request to assist it in making the determination described above. The Investor agrees that LIVK may suspend the use of any such registration statement (a “Suspension Event”), for a continuous period of up to 60 days not more than twice in any 12-month period, if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or in connection with any post-effective amendment to such registration statement. Upon receipt of any written notice from LIVK of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement until the Investor receives copies of a supplemental or amended prospectus (which LIVK agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by LIVK that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by LIVK unless otherwise required by law or subpoena. LIVK’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to LIVK such information regarding the Investor, the securities of LIVK held by the Investor, the intended method of disposition of such Shares and any other information as shall be reasonably requested by LIVK to effect the registration of such Shares, and the Investor shall execute such documents in connection with such registration as LIVK may reasonably request that are customary of a selling stockholder in similar situations.

b. In the case of the registration effected by LIVK pursuant to this Subscription Agreement, LIVK shall, upon reasonable request, inform Investor as to the status of such registration. If the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. At its expense LIVK shall:

(i) except for such times as LIVK is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which LIVK determines to obtain, continuously effective with respect to Investor;

(ii) advise Investor within five (5) Business Days:

(1) when a Registration Statement or any post-effective amendment thereto has become effective;

(2) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by LIVK of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

(iii) Notwithstanding anything to the contrary set forth herein, LIVK:

(1) shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding LIVK other than to the extent that providing notice to Investor of the occurrence of the events listed in Section 7.b(ii) constitutes material, nonpublic information regarding LIVK;

(2) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(3) upon the occurrence of any event contemplated in Section 7.b(ii)(4), except for such times as LIVK is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, LIVK shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(4) use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which LIVK’s Shares are then listed.

c. LIVK agrees to indemnify and hold harmless, to the extent permitted by law, Investor (to the extent a seller under the Registration Statement), its directors, officers, employees, and agents, and each person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to LIVK by or on behalf of Investor expressly for use therein or Investor has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7.c shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of LIVK (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall LIVK be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Investor, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by LIVK in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by LIVK, or (D) in connection with any offers or sales effected by or on behalf of Investor in violation of the provisions hereof. LIVK shall notify Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which LIVK is aware.

d. Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, LIVK, its directors, officers, employees and agents and each person who controls LIVK (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Investor expressly for use therein; provided, however, that the indemnification contained in this Section 7.d shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Investor be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

e. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

f. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

g. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Investor be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8. Additional Investor Agreement. The Investor hereby agrees that, from the date of this Subscription Agreement, none of the Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of LIVK prior to the Closing. For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the Transaction (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 8 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Subscription Agreement.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement with the written consent of AT, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing or (d) December 31, 2021, in the event that the Closing does not occur on or prior to such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. LIVK shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement.

10.   Trust Account Waiver. The Investor acknowledges that LIVK is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving LIVK and one or more businesses or assets. The Investor further acknowledges that, as described in LIVK’s prospectus relating to its initial public offering dated December 10, 2019 (the “Prospectus”) available at www.sec.gov, substantially all of LIVK’s assets consist of the cash proceeds of LIVK’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of LIVK, its public shareholders and the underwriter of LIVK’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to LIVK to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of LIVK entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

11.   Miscellaneous.

a. Subject to the remainder of this Section 11, neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned (provided that, for the avoidance of doubt, LIVK may transfer and assign this Subscription Agreement and its rights hereunder in connection with the consummation of the Transaction).

b. LIVK may request from the Investor such additional information as LIVK may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested. The Investor hereby agrees that its identity and the Subscription Agreement, as well as the nature of the Investor’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by LIVK in connection with the issuance of shares contemplated by this Subscription Agreement and/or the Transaction.

c. (i) The Investor acknowledges that the LIVK, AT, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, and AT is a third-party beneficiary thereto. Prior to the Closing, the Investor agrees to promptly notify LIVK and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify LIVK and the Placement Agent if they are no longer accurate in all respects). The Investor further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of the Investor contained in Section 6 of this Subscription Agreement.

(ii) LIVK acknowledges that the Placement Agent will rely on the representations and warranties and warranties contained in this Subscription Agreement. Prior to the Closing, LIVK agrees to promptly notify the Placement Agent if any of the representations and warranties set forth in Section 5 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case LIVK shall the Placement Agent if they are no longer accurate in all respects). LIVK further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of LIVK contained in Section 5 of this Subscription Agreement.

d. AT, LIVK and the Placement Agent is each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto with the written consent of AT. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 6, Section 11(c), Section 11(d), this Section 11(f) and Section 12 may not be modified, waived or terminated in a manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Investor, to such address(es) or email address(es) set forth herein;

(ii) if to LIVK, to:

LIV Capital Acquisition Corp.

Torre Virreyes

Pedregal No. 24, Piso 6-601

Col. Molino del Rey

México, CDMX, 1104

Attention: Alexander R. Rossi

E-mail:        livk@livcapital.mx

with a required copy to (which copy shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Ave

New York, NY 10017

Attention:      Derek Dostal

Lee Hochbaum

Email: derek.dostal@davispolk.com
lee.hochbaum@davispolk.com

m.   The Investor shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

n. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

o. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any of its or their control persons, officers, directors and employees), other than the statements, representations and warranties of LIVK expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in LIVK. The Investor agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the respective controlling persons, officers, directors, partners, agents, or employees of any investor), (ii) the Placement Agent, its affiliates or any of its or their control persons, officers, directors or employees, or (iii) any other party to the Transaction Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By: ________________________________
Name: _____________________________
Title: ______________________________

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN (if applicable):

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: ______________________________	Attn: ______________________________

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by LIVK in the Closing Notice.

IN WITNESS WHEREOF, LIV Capital Acquisition Corp. has accepted this Subscription Agreement as of the date set forth below.

LIV Capital Acquisition Corp.

By:
Name:
Title:
Date: May 9, 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who LIVK reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director or executive officer of LIVK;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;

☐ Any entity, of a type not listed in the first, fourth, eighth and ninth tests above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited education institution that the U.S. Securities and Exchange Commission (the “SEC”) has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution, the SEC will consider, among others, the following attributes: (i) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution; (ii) the examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing; (iii) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospectus investment; and (iv) an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐ Any natural person who is a “knowledgeable employee,” as defined under the Investment Company Act of 1940, of LIVK of the securities being offered or sold where LIVK would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐ Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000; (ii) that is not formed for the specific purposes of acquiring the securities offered; and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office capable of evaluating the merits and risks of the prospective investment; or

☐ Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in test directly above and whose prospective investment in LIVK is directed by such family office pursuant to (iii) of such test.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

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